Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-99291, 333-198939, 333-198941 and 333-170145) on Form S-8, and in the Registration Statements (Nos. 333-153517, 333-166662, and 333-199598) on Form S-3 of Summit Financial Group, Inc. and subsidiaries, of our report, dated February 26, 2016, relating to our audit of the consolidated financial statements, which report appears in the Annual Report on Form 10-K of Summit Financial Group, Inc. and subsidiaries, for the year ended December 31, 2017.

Charleston, West Virginia
March 2, 2018